As filed with the Securities and Exchange Commission on May 12, 1997

                                                       Registration No. 33-98328


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Post-Effective
                                 Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    HCIA INC.
             (Exact name of registrant as specified in its charter)

           Maryland                                              52-1407998
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

       300 East Lombard Street
         Baltimore, Maryland                                       21202
(Address of Principal Executive Offices)                         (Zip Code)

                      -------------------------------------

                                    HCIA INC.
                          1994 STOCK AND INCENTIVE PLAN
                  1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)

                      ------------------------------------

      Charles A. Berardesco, Esquire                  WITH A COPY TO:
Senior Vice President and General Counsel         Frank S. Jones, Esquire
                HCIA INC.                         D. Scott Freed, Esquire
         300 East Lombard Street              Whiteford, Taylor & Preston L.L.P.
        Baltimore, Maryland 21202                 Seven Saint Paul Street
              (410) 895-7470                     Baltimore, Maryland 21202
                                                       (410) 347-8707

(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



                           Amount        Proposed maximum   Proposed maximum
Title of securities        to be         offering price     aggregate          Amount of
to be registered         registered      per share          offering price     registration fee
----------------         ----------      ---------          --------------     ----------------
Common Stock (par      2,000,000(1)(2)   $ 23.188(3)        $ 46,376,000(3)      $ 14,054(3)
value $.01 per share)


(1) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plans as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. ss. 230.416.

(2) Pursuant to General Instruction E to Form S-8, the Registrant is registering 2,000,000 additional shares hereby. Of this amount, (i) 1,900,000 shares are reserved for issuance pursuant to the terms and conditions of the HCIA Inc. 1994 Stock and Incentive Plan, as amended, and (ii) 100,000 shares are reserved for issuance pursuant to the terms and conditions of the HCIA Inc. 1995 Non-Employee Directors Stock Option Plan, as amended.

(3) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on May 7, 1997 of $24 1/8 and $22 1/4 per share, respectively.

                           Incorporation by Reference

         The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-98328) are incorporated herein by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 9, 1997.

                                       HCIA INC.


                                       By: /s/ George D. Pillari
                                          -------------------------------
                                          George D. Pillari,
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----

/s/ George D. Pillari         Chairman of the Board,           May 9, 1997
--------------------------    President and Chief Executive
George D. Pillari             Officer (principal executive
                              officer)



/s/ Barry C. Offutt           Senior Vice President and        May 9, 1997
--------------------------    Chief Financial Officer
Barry C. Offutt               (principal financial and
                              accounting officer)



/s/Richard Dulude*            Director                         May 9, 1997
--------------------------
Richard Dulude


/s/W. Grant Gregory*          Director                         May 9, 1997
--------------------------
W. Grant Gregory


/s/Phillip B. Lassiter*       Director                         May 9, 1997
--------------------------
Phillip B. Lassiter


--------------------------    Director                         __________, 199_
Mark C. Rogers, M.D.


/s/Carl J. Schramm, Ph.D.*    Director                         May 9, 1997
--------------------------
Carl J. Schramm, Ph.D.

/s/ Charles A. Berardesco
--------------------------
*by Charles A. Berardesco, as attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

4.1        HCIA Inc. 1994 Stock and Incentive Plan, as amended.

4.2 Form of Non-Qualified Stock Option Agreement under the 1994 Stock and Incentive Plan.*

4.3 Form of Incentive Stock Option Agreement under the 1994 Stock and Incentive Plan.*

4.4 HCIA Inc. Form of Amended and Restated Non-statutory Stock Option (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (33-88226)).

4.5        HCIA Inc. 1995 Non-Employee Directors Stock Option Plan, as amended.

4.6 Form of Non-Qualified Stock Option Award Agreement under the 1995 Non-Employee Directors Stock Option Plan.*

5.1        Opinion of Whiteford,  Taylor & Preston L.L.P.  (contains  Consent of
           Counsel).

23.1       Consent of Whiteford,  Taylor & Preston L.L.P.  (contained in Exhibit
           5.1).

23.2       Consent of KPMG Peat Marwick LLP

23.3       Consent of Ernst & Young LLP

------------------------------------
*Previously filed.